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                       GLOBAL PHARMACEUTICAL CORPORATION

                           1995 STOCK INCENTIVE PLAN
1. Purpose

         The purpose of this plan (the "Plan") is to secure for Global Pharmaceutical Corporation (the "Company"), and its stockholders, the benefits arising from the ownership of stock options by directors and key employees (including, without limitation, officers) of the Company or Subsidiaries (as defined in Section 18 hereof) who are expected to contribute to the Company's future growth and success.

2. Types of Plan Benefits and Administration

         (a) Types of Awards. Under the Plan, the Company may in its soles discretion grant, with respect to the Company's common stock, par value $.01 per share ("Common Stock"), options ("Options") to key employees (the "Key Employees"), as authorized by action of the Board of Directors of the Company (or a committee designated by the Board of Directors), and the company shall, subject to the terms and conditions hereof, grant to each director of the Company who is not an employee and who was not a director on or before September 1, 1995 (an "Eligible Director"), Options in accordance with the formula set forth in Section 7 hereof. As used in the Plan, an "Award" shall mean an Option and an "Award Owner" shall mean the owner of an Option. Options granted pursuant to the Plan to Key Employees may be either incentive stock options ("Incentive Stock Options") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-statutory options ("Non-Statutory Stock Options"), which are not intended to or do not meet the requirements of Code Section 422. Options granted to Eligible Directors pursuant to the Plan shall be only Non-Statutory Stock Options.

         (b) Administration. The Plan will be administered by the Board of Directors of the Company, except to the extent the Board of Directors appoints from among its members a committee to administer the Plan (in either case, the group administering the Plan is hereinafter referred to as the "Committee"). The Committee's construction and interpretation of the terms and provisions of the Plan shall be final and conclusive. The Committee may in its sole discretion grant Options to purchase shares of the Company's Common Stock to Key Employees, and issue shares upon exercise of such Options, as provided on the Plan. The Committee shall grant Options to purchase shares of the Company's Common Stock to the Eligible Directors, and issue shares upon exercise of such Options, as provided in the Plan. The Committee shall have the authority, subject to the express provisions of the Plan, including, but not limited to Section 7 hereof, to construe the respective Award agreements and the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Award agreements, which need not be identical; to advance the lapse of any waiting or installment periods and exercise dates; and to make all other determinations in the sole judgement of the Committee necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and such determination shall be in the

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sole and final judgement of the Committee. No director shall be liable for any action or determination taken or made under or with respect to the Plan or any Award in good faith.

3. Eligibility

         (a) Generally

                  (i) Except as provided in paragraph (b) of this Section 3 and Section 7 hereof, Awards shall be granted only to persons selected by the Committee who are, at the time of grant, directors or employees (including, without limitation, officers) of the Company or any Subsidiary of the Company.

                  (ii) A Key Employee may be granted Incentive Stock Options and/or Non-Statutory Stock Options. A Key Employee who has been granted an Award may, if he or she is otherwise eligible, be granted one or more additional Awards if the Committee shall so determine.

         (b) Incentive Stock Options. No person shall be granted any Incentive Stock Option under Plan unless, at the time such Option is granted, such person is an employee of the Company or any Subsidiary of the Company, and does not own, directly or indirectly, Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary (unless the requirements of Section 6(f)(i) are satisfied).

4. Stock Subject to Plan

         Subject to adjustment as provided in Sections 13 and 14 below, the maximum number of shares of Common Stock of the Company that may be issued and sold pursuant to Options granted under the Plan is 400,000 shares in the aggregate (one share per Option). The Company shall reserve for the purposes of the Plan, out of its authorized but unissued shares of Common Stock or out of shares held in the Company's treasury, or partly out of each, such number of shares of Common Stock as shall be determined by the Committee. If Options granted under the Plan shall expire or terminate for any reason without having been exercised in full, the shares subject to the unexercised portions of such Options shall again be available for subsequent Award grants under the Plan. Common Stock issuable upon exercise of Options may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee.

5. Form of Option Agreements

         As a condition to the grant of an Option under the Plan, each Key Employee recipient of an Option shall execute an Option Agreement, substantially in the form of Exhibit A to the Plan (in the case of Incentive Stock Options) or Exhibit B to the Plan ( in the case of Non-Statutory Stock Options) or in such other form not inconsistent with the Plan as shall be specified by the Committee at the time such Option is granted. Each Eligible Director, as a condition to the grant



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of Options to him or her pursuant to Section 7(a) hereof, shall execute an
Option Agreement, substantially in the form of Exhibit C to the Plan.

6. Grants of Awards to Key Employees

         (a) Disinterested Committee. Any Key Employee who is a director or officer of the Company shall be granted Awards only if such person has been selected for participation and the terms and provisions of such Awards have been determined, solely by, and in sole discretion of, a Committee of two or more directors, each of whom is a "disinterested person." For purposes of the Plan, a person shall be deemed to be "disinterested" only if such person qualifies as a "disinterested person" within the meaning of paragraph (c)(2) of Rule 16b-3 of the Securities and Exchange Commission (the "SEC"). The term "officer" shall have the same meaning as in paragraph (f) of Rule 16a-1. To the extent required to comply with the rules under 16b-3, all references to the Committee in the Plan shall mean and relate to the Committee of two or more "disinterested persons" described in this Section 6(a). The foregoing provisions do not apply to any grant which occurs prior to the date the Company first registers its Common Stock under Section 12 of the Securities Exchange Act of 1934.

         (b) Purchase Price. The purchase price per share of stock issuable upon the exercise of an Option granted pursuant to this Section 6 shall be (i) with respect to an Option granted on or after the date of initial public offering of shares of Common Stock (the "IPO") but prior to the second anniversary thereof, the greater of (A) the Fair Value (as defined in Section 18 hereof) on the date that such Option is granted or (B) the initial public offering price of a share of Common Stock (the "IPO Price") or (ii) with respect to an Option granted prior to the IPO or on or after the second anniversary of the IPO, the Fair Value on the date that such Option is granted. Notwithstanding anything to the contrary contained herein, in the case if an Incentive Stock Option, the exercise price shall not be less than 100% of the Fair Value of such stock at the date of grant of such Option, or less than 110% of such Fair Value in the case of Options described in Section 6(f)(i).

         (c) Exercise Period. Each Award to a Key Employee shall expire on such date as the Committee shall determine on the date such Award is granted, but in no event after the expiration of ten years from the date on which such Award is granted, and in all cases each Award shall be subject to earlier termination as provided in the Plan. In no event may any Option granted pursuant to this Section 6 be exercised prior to the initial public offering of the Company's Common Stock.

         (d) Vesting of Awards. An Award granted to a Key Employee may be exercised, and payment shall be made upon exercise of such Award, only to the extent that such Award has vested. Awards shall vest in accordance with the schedule of terms set forth in the Award agreement executed by the Award Owner and a duly authorized officer of the Company. The committee may accelerate the vesting of any Option granted pursuant to this Section 6. Notwithstanding the foregoing, unless the Committee specifically authorizes a different vesting schedule with respect to an Award, an Award to a Key Employee shall become exercisable based on the number of full years of service that such Award Owner has completed with the Company



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or a Subsidiary since the date of the grant of such Award, in accordance with the following schedule:


      Number of Years of Service                Percentage of Award Available
          Since Date of Grant                     for Exercise (Cumulative)
      --------------------------                -----------------------------

                   1                                         25%
                   2                                         50%
                   3                                         75%
                   4                                        100%


         (e) Effect of Termination of Employment. No Award to a Key Employee may be exercised unless, at the time of such exercise, the Key Employee is and, continuously since the date of grant of his or her Award has been, an employee of the Company or a Subsidiary, except that subject to Section 6(d) and if and to the extent of the Award agreement or instrument so provides:

                  (i) If the Key Employee ceases to be an employee of the Company or a Subsidiary for any reason other than death or disability or a discharge for "cause" (as defined in (iv) below), the right to exercise the Award shall terminate three months after such cessation (or within such lesser period as may be specified in the Award agreement or instrument);

                  (ii) if the Key Employee dies while an employee of the Company or a Subsidiary, or within three months after the Key Employee ceases to be such an employee, the Awards may be exercised by the administrator of the Key Employee's estate, or by the person to whom the options are transferred by will or the laws of descent and distribution, within the period of one year after the date of death (or within such lesser period as may be specified in the Award agreement or instrument);

                  (iii) if the Key Employee becomes disabled (within the meaning of Section 22(e)(3) of the Code) while an employee of the Company or a Subsidiary, the Awards may be exercised within the period of one year after the date the Key Employee ceases to be an employee of the Company or Subsidiary because of such disability (or within such lesser period as may be specified in the Award agreement or instrument); and

                  (iv) if the Key Employee, prior to the expiration date of an Award, ceases his or her services as an employee of the Company or a Subsidiary, because he or she is discharged for "cause" (as defined below), the right to exercise an Option shall terminate immediately upon such cessation of such services. "Cause" shall mean: willful misconduct in connection with the Key Employee's performance of services for the Company or willful failure to perform his or her services in the best interest of the Company, as determined by the Committee, which determination shall be conclusive;



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provided, however, that in no event may any Award be exercised after the expiration date of the Award. Any Award or portion thereof that is not exercised during the applicable time period specified above (or any shorter period in the Award agreement or instrument) shall be deemed terminated at the end of applicable time period for purposes of Section 4 hereof.

         (f) Incentive Stock Options. Options granted under Plan that are intended to be Incentive Stock Options shall be specifically designated as intending to be Incentive Stock Options and shall be subject to the following additional terms and conditions.

                  (i) 10% Stockholder. If any Key Employee to whom an Incentive Stock Option is to be granted under the Plan is at the time of the grant such Option the owner of stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary, then the following special provisions shall be applicable to the Incentive Stock Option granted to such individual: (x) the exercise price per share of the Common Stock subject to such Incentive Stock Option shall not be less than 110% of the Fair Value (as defined in Section 18) of one share of Common Stock at the time of grant; and (y) the option exercise period shall not exceed five years from date of grant.

                  (ii) Dollar Limitation. Common Stock of the Company that is acquired pursuant to the exercise of an Incentive Stock Option granted to a Key Employee under the Plan shall be deemed to be acquired pursuant to the exercise of an Incentive Stock Option under Code Section 422, only to the extent that the aggregate Fair Value (determined as of the respective dates or dates of grant) of the Common Stock with respect to which such Incentive Stock Option, and all other Incentive Stock Options that are granted to such Key Employee under the Plan (and under any other incentive stock option plans of the Company or any Subsidiary), are exercisable for the first time by such Key Employee in any one calendar year, does not exceed $100,000. To effectuate the provisions of this Section 6(f), the Committee may designate the shares of Common Stock that are treated as acquired pursuant to the exercise of an Incentive Stock Option by issuing a separate certificate for such shares an identifying such certificates as Incentive Stock Option stock in its stock transfer records.

                  (iii) If a Key Employee makes a disposition, within meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any share or shares of Common Stock issued to such Key Employee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such share or shares to the Key Employee pursuant to such exercise, the Key Employee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

                  Except as modified by the preceding provisions of this
Section 6(f), all the provisions of the Plan applicable to Options shall be applicable to Incentive Stock Options granted hereunder.

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         (g) Options Granted at Initial Public Offering Price. If, prior to the IPO, Options are authorized or committed to be granted at the IPO Price, such Options shall be granted upon effectiveness of the IPO.

7. Non-discretionary Formula Grants of Awards to Eligible Directors

         (a) Non-discretionary Grants. Notwithstanding anything to the contrary contained in this Plan, Eligible Directors shall be granted Options ("Director Options") as follows: (i) immediately prior to the initial public offering of shares of Common Stock, each Eligible Director shall be granted 30,000 Director Options to purchase 30,000 shares of Common Stock in the aggregate, subject to vesting as provided in Section 7(d) below and (ii) on the first business day following the annual meeting of shareholders of the Company to elect directors in 1996, and thereafter on the first business day following each successive annual meeting of shareholders so long as Director Options remain available for grant, each person who is elected as a director at that meeting and is an Eligible Director, and each person who continues to serve as a director after that meeting, and is an Eligible Director, shall be granted 10,000 Director Options to purchase 10,000 shares of Common Stock in the aggregate, subject to vesting as provided in Section 7(d) below.

         (b) Purchase Price. The purchase price per share of stock issuable upon the exercise of an Option granted pursuant to this Section 7 shall be (i) with respect to an Option granted prior to second anniversary of the date of the IPO, the greater of (A) the Fair Value on the date that such Option is granted or (B) the IPO or (ii) with respect to an Option granted on or after the second anniversary of the IPO, the Fair Value on the date that such Option is granted.

         (c) Exercise Period. The term of each Option granted pursuant to this
Section 7 shall be ten years from the date of the grant thereof, subject to earlier termination as herein provided. Any Option that is not exercised during the applicable time period specified in this Section 7 shall be deemed terminated at the end of the applicable time period for purposes of Section 4 hereof. In no event may any Option granted pursuant to this Section 7 be exercised prior to the initial public offering of the Company's Common Stock or after the expiration date thereof.

         (d) Vesting of Awards. Director Options shall be exercisable by an Eligible Director only to the extent that they have vested, and shall vest based on years of service as follows:


      Number of Years of Service               Percentage of Award Available
          Since Date of Grant                    for Exercise (Cumulative)
      --------------------------              ------------------------------

                   1                                        33%
                   2                                        66%
                   3                                        100%

; provided, however, one-third of the initial grant (10,000 Options) shall be vested upon its grant and the remaining two-thirds of the grant (20,000 Options) shall vest according to the schedule above.



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         (e) Effect of Termination of Services or Death. If an Eligible
Director ceases to serve as a director of the Company or a Subsidiary, the Options that have been previously granted to that Eligible Director and that are vested as of the date of such cessation may be exercised by the Eligible Director after the date such Eligible Director ceases to be a director of the Company or a Subsidiary. If an Eligible Director dies while a director of the Company or Subsidiary, the Options that have been previously granted to that Eligible Director and that are vested as of the date of such death may be exercised by the administrator of the Eligible Director's estate, or by the person to whom such Options are transferred by will or the laws of descent and distribution. In no event, however, may any Option be exercised after the expiration date of such Option. Any Option or portion thereof that is not exercised during the applicable time period specified above shall be deemed terminated at the end of the applicable time period for purpose of Section 4 hereof.

         (f) Limitation on Amendments to Terms of Non-discretionary Grants. Notwithstanding anything to the contrary contained in this Plan, the provisions of this Section 7 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or rules thereunder. Any reference to Option or Options in this Section 7 shall refer to Options granted to Eligible Directors pursuant to this Section 7.

8. Method of Exercise

         An Award Owner may exercise an Option granted hereunder by delivering to the Company at its main office (to the attention of the Secretary) written notice of exercise, which notice shall specify the number of shares with respect to which the Option is being exercised, together with payment of the purchase price in exchange for the Company's issuance and delivery of certificates therefor. The purchase price for any shares of Common Stock purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (i) cash (by check), (ii) transferring shares of fully paid Common Stock to the Company with a Fair Value equal to the aggregate purchase price, or (iii) solely with respect to Options that are not Director Options, by cash payments in installments or pursuant to a full recourse promissory note, in either case, upon such terms as the Committee deems appropriate. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Option (other than a Director Option) or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Option. The written notice pursuant to this
Section 8 may also provide instructions to the Company that upon receipt of purchase price in cash from the Award Owner's broker or dealer, designated as such on the written notice, in payment for any shares directly to the designated broker or dealer. Any shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Award Owner shall deliver the related Award agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such agreement to the Award Owner. No fractional shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of shares that may be purchased upon exercise shall be rounded to the nearest number of whole shares.



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9. Reload Options

         Options (other than Director Options) granted under the Plan may, in the discretion of the Committee, include the right to acquire a reload option ("Reload Option"). The term "Reload Option" shall mean the right to purchase a number of shares of Common Stock equal to the number of shares tendered by a Key Employee in exercising an Option, and the number of wholes shares, if any, withheld by the Company in satisfaction of Withholding Taxes (as defined in Section 20). A Reload Option shall have a purchase price equal to the Fair Value of Common Stock on the date the Key Employee receives the Reload Option and a term extending to the expiration date of the Option with respect to which Reload Option was granted.

10. Nontransferability of Awards

         No Award granted under the Plan shall be assignable or transferable by the person to whom it was granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of recipient, the Award shall be exercisable only by or on behalf of such person.

11. General Restrictions

         (a) Award Owner Representations. The Company may require a person to whom an Award is granted, as a condition of exercising such Award, to:

                  (i) give such written assurances, in substance and form satisfactory to the Company, as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws, including, without limitation, that such person is acquiring the Common Stock subject to the Award for his or her own account for investment and not with an present intention of selling or otherwise distributing the same;

                  (ii) with respect to Key Employees only, grant to the Company the right, which may be upon such terms as the Committee, in its sole discretion, prescribes, to repurchase from the Award Owner any or all shares acquired by such Award Owner through the exercise of an Award which such Award Owner may at any time desire to sell, transfer or otherwise dispose of; and

                  (iii) if the Award Owner is a director or officer, give written assurances, in substance and form satisfactory to the Company, that such person has consulted with competent counsel as to the application of
Section 16(b) of the Securities Exchange Act of 1934 (the "Exchange Act") to such exercise.

Certificates representing shares issued upon exercise of the Award shall bear such legends as are deemed appropriate by legal counsel to the Company, unless the Award Owner provides a written opinion of legal counsel, satisfactory to the Company, that any such legend is not required.



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         (b) Compliance With Securities Laws.

                  (i) Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of such Award or the shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with the grant or exercise of such Award or the issuance or purchase of shares thereunder, such Award shall not be effective or may not be accepted or exercised in whole or in part (as applicable) unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification, consent or approval.

                  (ii) The Company shall provide each Award Owner with such information, statements, discussions and analyses with respect to the Company in such manner and at such times as may be required under state or federal securities laws.

12. Rights as a Stockholder.

         The Award Owner shall have no rights as a stockholder with respect to any shares covered by the Award until the date upon which the stock certificates are issued to him or her for such shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such stock certificate is issued.

13. Recapitalization

         In the event that the outstanding shares of Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any recapitalization, reclassification, stock split, stock dividend, combination or subdivision, an appropriate and proportionate adjustment shall be made in the number and kind of shares subject to the Plan and in the number, kind, and per share exercise price, of shares subject to unexercised Options or portions thereof granted prior to such adjustment. Any such adjustment to an outstanding Option shall be made without change in the total price applicable to the unexercised portion of such Option as of the date of the adjustment. No such adjustment shall be made with respect to an Incentive Stock Option that would, within meaning of any applicable provisions of the Code, constitute a modification, extension or renewal of any Option or a grant of additional benefits to the holder of an Option.

14. Reorganization

         In the event the Company is merged or consolidated with another entity or person other than an Affiliate, and the Company is not a surviving entity, or in the event all or substantially all of the assets or more than 20% of the outstanding stock of the Company entitled to vote for directors is acquired by any other entity or person other than an Affiliate or any entity or person or any affiliate thereof owning 5% or more of the outstanding voting stock of the Company prior



                                      9
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to the effective date of the initial public offering of the Company's Common
Stock, or in the event of a reorganization or liquidation of the Company, the Committee, or the board of directors of any corporation assuming the obligations of the Company, shall, as to outstanding Awards, either (i) in the case of a merger, consolidation or reorganization of the Company, make appropriate provision for the protection of any such outstanding Awards by the substitution on an equivalent basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation that will be issuable in respect of the shares of Common Stock of the Company (provided that no additional benefits shall be conferred upon Award Owners as a result of such substitution), or (ii) upon written notice the Award Owners, provide that all unexercised Awards must be exercised within a specified number of days or the date of such notice or they will be terminated or (iii) upon written notice to the Award Owners, provide that all unexercised Awards shall be purchased by the Company or its successor within a specified number of days of the date of such notice at a price equal to the value the Award Owners would have received if they then exercised all their Awards and immediately received full payment in respect of such exercise, as determined in good faith by the Committee.

15. No Special Employment Rights

         Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Award Owner any right with respect to the continuation of his or her employment by the Company (or any Subsidiary) or interfere in any way with the right of the Company (or any Subsidiary ), subject to terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Award Owner from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination or cessation of services for purposes of this Plan shall be determined by the Committee.

16. No Special Directorship Rights

         Nothing contained in the Plan or in any Award granted under the Plan shall constitute evidence of any agreement or understanding, express or implied, that an Eligible Director has a right to continue as a director for any period of time.

17. Other Employee Benefits

         The amount of any income deemed to be received by an Award Owner as a result of the exercise of an Award or the sale of shares received upon such exercise will not constitute "compensation" or "earnings" with respect to which any other benefits of such person are determined by the Company, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

18. Definitions

         (a) Affiliate. The term "Affiliate" shall mean a corporation or other entity or person which, at the time of reference, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

         (b) Fair Value. The term "Fair Value" of a share of Common Stock shall mean (i) if the Common Stock is traded on a national securities exchange, the closing price for such stock on the day immediately preceding the date of determination or if there is no closing price on such date, the last preceding closing price, (ii) if the Common Stock is not traded on a national securities exchange, the mean of the high bid and ask quotes of such stock as reported in the NASDAQ/NMS reports or the National Quotation Bureau Inc.'s pink sheets or in the NASD Bulletin Board on the day immediately preceding the date of determination or if there were no high bid and ask quotes on such date, the last preceding day that there were , and (iii) if neither (i) or (ii) are applicable, as determined in good faith by the Committee.

         (c) Rule 16b-3. The term "Rule 16b-3" shall mean Rule 16b-3 of the SEC (or any successor rule).

         (d) Subsidiary. The term "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

19. Amendment of the Plan

         (a) Except as provided in Section 7 hereof, the Board may at any time and from time to time modify or amend the Plan in any respect, provided that, unless the Board shall have received the consent of the stockholders, the Board may not make any amendments that require approval of the stockholders under Rule 16b-3. In addition, the Board shall not modify or amend the Plan in a manner that would require stockholder approval under Section 422 of the Code, without obtaining such stockholder approval, if such amendment would affect the status of any Incentive Stock Option as an incentive stock option under Section 422 of the Code. The termination or any modification or amendment of the Plan shall not, without the consent of an Award Owner, affect his or her rights under an Award previously granted to him or her. With the consent of the Award Owners affected, the Committee may amend outstanding Award agreements in a manner not inconsistent with the Plan.

         (b) Notwithstanding the provisions of Sections 19(a)(i) and (iii), the Board shall have the right, but not the obligation, without the consent of the Company's stockholders, to (i) amend or modify the terms and provisions of the Plan and of any outstanding Incentive Stock Option granted under the Plan to the extent necessary to qualify any or all such options for such favorable federal income tax treatment (including deferral of taxation upon exercise), as may be afforded incentive stock options under Section 422 of the Code; and
(ii) amend or modify the terms and provisions of the Plan and of any outstanding Award granted under the Plan to the extent necessary to comply with any securities law to which, in the opinion of counsel to the Company, the Plan or Award is subject.



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


20. Withholding

         At such times as an Award Owner recognizes taxable income in connection with the receipt of shares of Common Stock hereunder (a "Taxable Event"), the Award Owner shall pay to the Company an amount equal to federal, state and local income taxes and other amounts as may be required by law to be withheld by the Company in connection with the Taxable Event (the "Withholding Taxes") prior to the issuance, or release from escrow, of such shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Committee may, in its discretion and subject to compliance with applicable securities laws and regulations, withhold Common Stock having an aggregate Fair Value on the date preceding the date of such issuance equal to the Withholding Taxes.

21. Effective Date and Duration of the Plan

         (a) Effective Date. The Plan shall become effective when adopted by the Board, but no award granted under the Plan (other than Director Options granted pursuant to Section 7 hereof) shall become exercisable unless and until the Plan shall have been approved by the Company's stockholders within twelve months before or after the date of such adoption. If such stockholder approval is not obtained within such period, any Award previously granted under the Plan (other than Director Options, which shall remain in effect but which shall not qualify for the exemption from Section 16(b) of the Exchange Act under Rule 16b-3) shall terminate and no further Awards shall be granted. Subject to this limitation, Awards may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

         (b) Termination. The Plan shall terminate upon the earlier of (i) September 14, 2005 or (ii) the date on which all shares available for issuance under the Plan shall have been issued pursuant to the exercise of Awards granted under the Plan. If the date of termination is determined under (i) above, then Awards outstanding on such date shall continue to have force and effect in accordance with the provisions of the instruments evidencing such Awards.

22. Governing Law

         The Plan and all Award agreements issued hereunder shall be governed by the laws of the State of Delaware.

23. Expenses of Administration

         All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

         The Plan was adopted by the Board of Directors in November 2, 1995 and this form of the Plan was adopted by the Board of Directors on September 15, 1995 and approved by the stockholders on November 3, 1995.



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   Amendment to Global Pharmaceutical Corporation 1995 Stock Incentive Plan


 The Global Pharmaceutical Corporation 1995 Stock Incentive Plan (the "Plan"), be, and it hereby is, amended as follows:

 The following sentence shall be added to the end of Section 7(a) of the Plan:

          Notwithstanding the prior sentence, each person who is elected as a director at any time after the date of the annual meeting of stockholders and is an Eligible Director shall be granted, on the effective date of such election, 10,000 Director Options to purchase 10,000 shares of Common Stock in the aggregate, subject to vesting as provided in Section 7(d) below, so long as Director Options remain available for grant. Such Director Options shall be granted in lieu of the Director Options which would otherwise be granted to such director on the first business day following the next annual meeting of the stockholders pursuant to the first sentence of this
          Section 7(a).